    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 1996
                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                              IDAHO POWER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        IDAHO                                             82-0130980
            (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
          OF INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                 1221 W. IDAHO STREET, BOISE, IDAHO 83707-5627
                                 (208) 388-2200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                 JOSEPH W. MARSHALL                                     J. LAMONT KEEN
              CHAIRMAN OF THE BOARD AND                            VICE PRESIDENT AND CHIEF
               CHIEF EXECUTIVE OFFICER                                 FINANCIAL OFFICER
                 IDAHO POWER COMPANY                                  IDAHO POWER COMPANY
                1221 W. IDAHO STREET                                 1221 W. IDAHO STREET
               BOISE, IDAHO 83707-5627                              BOISE, IDAHO 83707-5627
                   (208) 388-2200                                       (208) 388-2200

               ROBERT W. STAHMAN, ESQ.                             ELIZABETH W. POWERS, ESQ.
                   VICE PRESIDENT,                                     REID & PRIEST LLP
            GENERAL COUNSEL AND SECRETARY                             40 WEST 57TH STREET
                 IDAHO POWER COMPANY                               NEW YORK, NEW YORK 10019
                1221 W. IDAHO STREET                                    (212) 603-2232
               BOISE, IDAHO 83707-5627
                   (208) 388-2200

 (NAMES, ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS, INCLUDING AREA
                         CODES, OF AGENTS FOR SERVICE)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE PURSUANT TO THE PLAN:
     From time to time after the Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                                               PROPOSED MAXIMUM
                                                              PROPOSED MAXIMUM    AGGREGATE
TITLE OF EACH CLASS OF                         AMOUNT TO BE    OFFERING PRICE      OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED                   REGISTERED(1)       PER UNIT          PRICE       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $2.50 par value............... 1,500,000 Shares    $29.75(2)       $44,625,000        $15,388
----------------------------------------------------------------------------------------------------------------
Preferred Share Purchase Rights............. 1,500,000 Rights        --               --             --(3)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2) Based on the average high and low sale price on the composite tape on January 3, 1996 pursuant to Rule 457(c).

(3) Since no separate consideration is paid for the Preferred Share Purchase Rights (Rights), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.
                            ------------------------

    PURSUANT TO RULE 429, THE PROSPECTUS FILED AS A PART OF THIS REGISTRATION STATEMENT IS BEING FILED AS A COMBINED PROSPECTUS IN CONNECTION WITH THIS REGISTRATION STATEMENT AND REGISTRATION STATEMENT NO. 33-65720.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                 SUBJECT TO COMPLETION, DATED JANUARY 10, 1996
PROSPECTUS
----------
                                1,879,894 SHARES

                              IDAHO POWER COMPANY

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                                  COMMON STOCK
                               ($2.50 PAR VALUE)

                            ------------------------

     Idaho Power Company (the "Company") is offering to its common shareowners and its residential customers the opportunity to purchase shares of its Common Stock pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides individuals who hold shares of the Company's Common Stock and residential customers with a simple and convenient method of purchasing shares of the Company's Common Stock.

     Common Shareowner Participants in the Plan may:

     -- have all or a portion of the Dividends on their shares of the Company's
        Common Stock automatically reinvested, or

     -- invest by making Optional Cash Payments and continue to receive the Dividends on the shares registered in their names, or

     -- have all or a portion of their Dividends reinvested and also make
        Optional Cash Payments.

     Residential Customer Participants in the Plan may:

     -- invest by making Optional Cash Payments.

     Dividends on all shares in the Plan Account will be reinvested.

     This Prospectus relates to shares of Common Stock of Idaho Power Company available for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is             , 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED HEREIN, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY IDAHO POWER COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                       STATEMENT OF AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549; 500 W Madison St, 14th Floor, Chicago, IL 60661; and Seven World Trade Center, New York, NY 10048. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549. The Company's Common Stock is listed on the New York and Pacific Stock Exchanges. Reports, proxy statements and other information concerning the Company can be inspected and copied at the respective offices of these exchanges.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates herein by reference its Annual Report on Form 10-K for the year ended December 31, 1994, its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995 and its Current Report on Form 8-K dated March 24, 1995. All reports and documents hereafter filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference herein (not including exhibits thereto unless such exhibits are specifically incorporated by reference therein). Requests for such documents should be addressed to Shareowner Services, Idaho Power Company, 1221 W. Idaho Street, Boise, Idaho 83707-5627, telephone 1-800/635-5406.

                                  THE COMPANY

     The Company is an investor-owned electric public utility, incorporated under the laws of the State of Idaho in 1989 as successor to a Maine corporation organized in 1915. The Company is engaged in the generation, purchase, transmission, distribution and sale of electric energy in an approximately 20,000 square-mile area in southern Idaho, eastern Oregon and northern Nevada, with an estimated population of 695,000 people. The Company holds franchises in approximately 70 cities in Idaho and 10 cities in Oregon, and holds certificates from the respective public utility regulatory authorities to serve all or a portion of 28 counties in Idaho, three counties in Oregon and one county in Nevada. The address of its principal executive offices is 1221 West Idaho Street, Boise, Idaho 83702. Its telephone number is (208) 388-2200.

                          SUMMARY OF MAJOR PLAN TERMS

The major terms of the Plan are as follows:

     1. Individuals who own shares of the Company's Common Stock (common shareowners) may purchase additional shares of the Company's Common Stock by reinvesting all or part of their Dividends or by making Optional Cash Payments, or both. Residential customers of the Company may purchase shares of the Company's Common Stock by making Optional Cash Payments. Common shareowners and residential customers of the Company are collectively referred to hereinafter as "Participants".

     2. Optional Cash Payments by Participants are limited to a minimum of $10 per payment and a maximum of $15,000 per quarter.

     3. Shares purchased for Participants' Plan Accounts will be either original issue or may be purchased on the open market by a Broker.

     4. The price per share to Participants of shares purchased on the open market under the Plan will be the weighted average price (including brokerage commissions) of all shares acquired by the Broker during an Investment Period. If original issue shares of Common Stock are purchased for the Plan, the price will be equal to the average of the high and low composite sales price of the Company's Common Stock as compiled by the Consolidated Tape Association on the Common Stock Dividend Payment Date on which the Investment Period commences or such later date during the Investment Period on which the Broker may purchase such Common Stock from the Company.

     5. For shares purchased on the open market under the Plan, Participants will pay the brokerage commissions.

     6. Investment of both Common Dividends and Optional Cash Payments will be made quarterly during an Investment Period which commences on the Common Stock Dividend Payment Date and continues through the following 30 days.

                                    THE PLAN

DEFINITIONS

     The following terms when used herein shall have the following meanings:

     "Authorization Form" shall mean such form as the Company may from time to time or upon request furnish to shareowners and/or customers, which form shall be returned to the Company by the shareowners and/or customers to indicate their election to participate in the Plan.

     "Broker" shall mean a securities broker-dealer selected by the Company registered under the Exchange Act.

     "Cash Acceptance Period" shall mean the 25-day period ending five days before the Common Stock Dividend Payment Date.

     "Common Stock" shall mean the common stock of Idaho Power Company.

     "Common Stock Dividend Payment Date" shall mean the date established by the Company's Board of Directors on which Common Stock Dividends are payable.

     "Company" shall mean Idaho Power Company, a corporation organized and existing under the laws of the State of Idaho and its successors and assigns, whose address is P. O. Box 70, Boise, Idaho 83707.

     "Customer" shall mean any entity that is receiving residential electrical service from the Company whose principal residence is within the Company's service area in Idaho, Oregon or Nevada.

     "Dividends" shall mean those funds which are paid to shareowners on Common Stock, which are customarily declared by the Company's Board of Directors on a quarterly basis.

     "Investment Period" shall mean the 30-day period beginning with the Common Stock Dividend Payment Date.

     "Optional Cash Payments" shall mean any initial or additional cash payment made by a Participant to the Company for the purchase of shares of Common Stock. Optional Cash Payments are limited to a minimum of $10 per payment and a maximum of $15,000 per quarter.

     "Participant" shall mean any shareowner and/or customer who has returned an Authorization Form to the Company indicating election to participate in the Plan.

     "Plan" shall mean this Dividend Reinvestment and Stock Purchase Plan.

     "Plan Account" shall mean the separate account maintained for each Participant by the Company in accordance with the provisions of the Plan.

     "Purchase Price" shall mean with respect to shares of Common Stock purchased under the Plan from the Company, the average of the high and low composite sales price of the Company's Common Stock as compiled by the Consolidated Tape Association on the Common Stock Dividend Payment Date on which the Investment Period commences or such later date during the Investment Period on which the Broker may purchase such Common Stock from the Company. If high and low composite sales prices are not reported on that date, the purchase price will be determined as of the last previous day on which high and low composite sales prices were reported for the Common Stock. With respect to shares of Common Stock purchased in the open market, the purchase price will be the weighted average price (including brokerage commissions) paid by the Broker to obtain them. The shares of Common Stock will be credited to Participants' Plan Accounts as of the last day of the Investment Period, or as of such earlier date on which all purchases for the Investment Period are completed, at a price per share equal to the weighted average price per share (including any brokerage commissions) paid to obtain them.

     "Record Date" shall mean the date established by the Company's Board of Directors for determination of ownership of shares of Common Stock for payment of Dividends.

     "Shareowner" shall mean any owner of record of the Common Stock.

PURPOSE AND ADVANTAGES OF THE PLAN

     1. What is the purpose of the Plan?

     The purpose of the Plan is to provide shareowners and/or customers of the Company with a convenient and economical method of investing in shares of the Company's Common Stock.

     2. What are the advantages of the Plan?

     a. The Plan provides Participants with a simple and regular method of purchasing Common Stock of the Company.

     b. Since purchases of the Company's Common Stock will be aggregated, brokerage commissions on purchases of shares on the open market should be lower than commissions Participants would ordinarily pay if they purchase shares directly. The amount of the brokerage commissions will be negotiated by the Company from time to time.

     c. No certificates are issued for shares of Common Stock purchased under the Plan unless requested. This relieves Participants of the responsibility for the safekeeping of multiple certificates for shares purchased and protects Participants against loss, theft or destruction of stock certificates.

     d. A statement of the Participant's Plan Account is furnished each quarter, providing a simplified method of recordkeeping.

     e. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to a Participant's Plan Account.

ELIGIBILITY

     3. Who is eligible to participate in the Plan?

     To be eligible to participate in the Plan, a person must be a shareowner and/or a customer. Beneficial owners of the Company's Common Stock whose shares are registered in names other than their own may participate directly by having some or all of their shares transferred into their names, or they may participate indirectly by requesting their record holders (such as a broker or bank nominee) to participate on their behalf. Such indirect participation must be through the registered holder of the shares.

ADMINISTRATION AND AGENT

     4. Who administers the Plan?

     The Company, or its duly appointed agent, administers the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Company and will be held by the Company as agent for the Participants. Inquiries and other communications relating to the Plan should be mailed to:

                              Idaho Power Company
                         Shareowner Services Department
                                  P. O. Box 70
                            Boise, Idaho 83707-0070

     Persons who wish to communicate by telephone with the Company concerning the Plan may do so by calling the following toll-free telephone number:

                                  800/635-5406

     5. Who purchases shares of Common Stock for the Participants?

     Open market purchases are made by a Broker designated by the Company. Dividends and Optional Cash Payments which are to be invested under the Plan are paid or delivered by the Company to the Broker and applied by the Broker to the purchases of Common Stock of the Company. If the Company uses original issue stock for purchases under the Plan, such shares will be purchased from the Company.

     6. What are the expenses to Participants in connection with the Plan?

     Although all costs of administering the Plan will be paid by the Company, Participants will be required to pay a brokerage commission for any shares of Common Stock purchased on the open market. This brokerage commission will be negotiated by the Company from time to time and is expected to be at a discount rate because of the large volume of shares expected to be purchased through the Plan.

PROCEDURE FOR ENROLLING -- AUTHORIZATION FORM

     7. How and when may a shareowner and/or customer enroll in the Plan?

     A shareowner and/or customer may enroll in the Plan at any time by signing and completing an Authorization Form and returning it to the Company. If the Authorization Form is received prior to a Record Date, reinvestment of Dividends for a shareowner will commence with the first Dividend paid after that Record Date. Authorization Forms will be provided to shareowners and/or customers upon request to the Company in writing or by telephone.

     8. What does the Authorization Form provide?

     The Authorization Form authorizes the Company to enroll a shareowner and/or customer in the Plan and to invest any Optional Cash Payments or Dividends; it also authorizes the Company to hold shares of Common Stock for the Participant pursuant to the Plan. The shareowner and/or customer completing the

Authorization Form must indicate how he/she wishes to participate in the Plan. The following options are available:

          a. Full Dividend Reinvestment and Optional Cash Payments. Dividends on all shares of Common Stock registered in the name of the shareowner are reinvested, as are Dividends on all shares which are subsequently acquired by the shareowner. Dividends on all shares held in the Participant's Plan Account are also reinvested, and the Participant is eligible to make Optional Cash Payments.

          b. Partial Dividend Reinvestment and Optional Cash Payments. Dividends on the number of shares of Common Stock specified by the shareowner on the Authorization Form are reinvested. Dividends on all shares held in the Participant's Plan Account are also reinvested, and the Participant is eligible to make Optional Cash Payments.

          c. Optional Cash Payments Only. The Company will continue to pay Dividends to the shareowner on shares registered in the shareowner's name. Any Optional Cash Payments received and Dividends on all shares held in the Participant's Plan Account will be used to purchase shares of Common Stock under the Plan.

     Each customer may elect to participate by investing Optional Cash Payments. Dividends on shares held in a Participant's Plan Account will be automatically reinvested.

     9. How are Optional Cash Payments made?

     An Optional Cash Payment may be made during a Cash Acceptance Period by a Participant who has enrolled in the Plan.

     A Cash Acceptance Period is the 25-day period ending five days before the Common Stock Dividend Payment Date, and only Optional Cash Payments submitted during those 25 days will be invested in the Investment Period which commences on the Common Stock Dividend Payment Date and continues for the following 30 days. No interest will be paid by the Company or the Broker on Optional Cash Payments; therefore, the Company strongly recommends that Optional Cash Payments be made in such a manner so as to reach the Company shortly before the fifth day prior to the Common Stock Dividend Payment Date (see Question 12).

     The same amount of money need not be sent in each payment and there is no obligation to make Optional Cash Payments on a regular basis. An Optional Cash Payment may not be less than $10 per payment and may not exceed a total of $15,000 per quarter. Payments of less than $10, and all amounts in excess of a total of $15,000 per quarter, will be returned to the Participant.

     Funds submitted for investment must be checks, money orders or cash, in United States currency, and must be funds available for immediate deposit during the Cash Acceptance Period. Post-dated checks or second or third party checks will be returned. Funds received before or after the Cash Acceptance Period or otherwise not meeting these requirements will be returned.

     A Participant may stop the investment of an Optional Cash Payment without withdrawing from the Plan by notifying the Company in writing, provided that the written communication is received by the Company not later than five days before the Investment Period.

     10. How does a Participant change his/her method of participation?

     A Participant may change his/her method of participation at any time by completing a new Authorization Form and returning it to the Company or by advising the Company in writing. The change will become effective at the next Record Date.

PURCHASE PRICES -- INVESTMENT PERIOD -- SOURCE OF SHARES

     11. What is the price of shares purchased under the Plan?

     The price of shares of Common Stock purchased in the open market will be the weighted average price (including brokerage commissions) paid by the Broker to obtain them during the Investment Period.

     The price of shares of Common Stock purchased directly from the Company under the Plan will be the average of the reported high and low composite sales prices of the Company's Common Stock as compiled by the Consolidated Tape Association on the Common Stock Dividend Payment Date on which the Investment Period commences. If, as set forth in Question 12, the Broker is unable to purchase shares on the open market during the Investment Period and purchases shares directly from the Company, the price will be determined as of the day of the purchase. If high and low composite sales prices are not reported on that date, the purchase price will be determined as of the last previous day on which high and low composite sales prices were reported for the Company's Common Stock.

     Shares will be credited to Participants' Plan Accounts as of the last day of the Investment Period, or as of such earlier date on which all purchases for the Investment Period are completed, at a price per share equal to the weighted average price per share (including any brokerage commissions) paid to obtain the shares during that Investment Period.

     12. When will funds be invested under the Plan?

     The Investment Period for each quarter will begin on the Common Stock Dividend Payment Date and will continue through the following 30 days. During the Investment Period, the Company will invest Dividends paid on Common Stock and Optional Cash Payments received by the Company during the Cash Acceptance Period. The Company normally pays Dividends on its Common Stock on or about the 20th of February, May, August, and November.

     When shares are purchased on the open market, the Broker will make the purchases with funds paid or delivered to the Broker by the Company. Purchases may be made by the Broker beginning on the Common Stock Dividend Payment Date and will be completed during the following 30 days. If the Broker is unable to purchase the shares on the open market during the Investment Period, then shares will be purchased directly from the Company during the Investment Period.

     13. How many shares will be purchased for a Participant during each Investment Period?

     The number of shares, including any fractional share, purchased will depend on the Dividends earned on the shares the Participant has committed to the Plan, including Dividends received on shares credited to the Participant's Plan Account, the amount of Optional Cash Payments, if any, to be invested and the price of the shares determined as provided in Question 11. Each Participant's Plan Account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested (less brokerage commissions) for that Participant divided by the weighted average price per share paid to acquire shares for that Investment Period.

     A Plan Participant may not direct the Company to purchase a specific number of shares for his/her Plan Account.

     14. What is the source of shares purchased under the Plan?

     Shares purchased under the Plan will be either original issue or may be purchased by the Broker on the open market. Subject to certain limitations, the Broker has full discretion as to all matters relating to open market purchases, including determination of the number of shares, if any, to be purchased on any day or at any time of day, the price paid for such shares, the markets on which such shares are purchased (including on any securities exchange, on the over-the-counter market or in negotiated transactions) and the persons (including other brokers and dealers) from or through whom such purchases are made. The Broker, in its sole discretion, has the right to purchase original issue stock directly from the Company even though the Company has indicated market stock should be purchased if the Broker cannot make all necessary open market purchases within the 30-day Investment Period.

WITHDRAWING SHARES -- TERMINATING PARTICIPATION

     15. Can a Participant withdraw shares in his/her Plan Account without terminating participation in the Plan?

     Yes. Without terminating a Plan Account, a Participant may at any time withdraw any number of whole shares held in the Participant's Plan Account by written request to the Company. The form on the back of the Participant's quarterly statement of account may be used for this purpose. The request must indicate the number of whole shares to be withdrawn.

     A certificate for shares withdrawn will be issued to the Participant without charge. A certificate for fractional shares will not be issued under any circumstances.

     16. How and when may a Participant terminate participation in the Plan?

     A Participant may terminate participation in the Plan by notifying the Company in writing at any time. Upon written notification and request, whole shares in the Participant's Plan Account will be withdrawn and issued in certificate form as described in Question 15. A cash payment, less brokerage commission, will be issued at the same time and mailed directly to the Participant for any fractional share remaining in the account. To avoid the issuance of odd-share certificates, if a Participant so desires, up to and including 99 shares may be sold with any fractional share upon termination from the Plan. The payment for any shares sold will be the average of the reported high and low composite sales price of the Company's Common Stock on the day the request for termination is processed by the Company (or, if no composite sales prices are reported on such date, on the next preceding date such prices were reported), less brokerage commissions and any transfer taxes.

     If a Participant's request to terminate Plan participation is received by the Company at least five days before the Common Stock Dividend Payment Date (beginning of the Investment Period), an Optional Cash Payment, a Dividend or a Plan share Dividend, all of which would otherwise be invested in that Investment

Period, will be returned (Optional Cash Payment) or paid (Dividend and/or Plan share Dividend) to the Participant. If a request to terminate Plan participation is received by the Company after those specific five days or during the Investment Period, the amounts scheduled to be invested will be invested, and Plan participation will then be terminated after that investment has been completed.

     If a Participant dies, the Company should be notified in writing. If the notification is received not later than five days before an Investment Period, whole shares in the Participant's Plan Account will be withdrawn and issued in certificate form. A cash payment, less brokerage commission, will be issued for any fractional share remaining in the account. If the notification is received after the five day period, the amounts scheduled to be invested will be invested, and Plan participation will be terminated after that investment has been completed.

     17. May a Participant stop reinvesting the Dividends from his record shares and receive them in cash and still remain in the Plan?

     Yes. A Participant who terminates the reinvestment of Dividends paid on shares registered in his/her name outside the Plan may leave shares acquired through the Plan in the Participant's Plan Account. Dividends paid on shares left in the Plan will continue to be automatically reinvested. The Participant may also continue to make Optional Cash Payments.

     18. When may a shareowner and/or customer re-enroll in the Plan?

     Generally, a shareowner and/or customer may again become a Participant at any time. However, the Company reserves the right to reject any Authorization Form from a previous Participant on grounds of excessive enrolling and termination. This reservation is intended to minimize administrative expense and to encourage use of the Plan as a long-term investment service.

CERTIFICATES FOR SHARES -- ACCOUNT -- REPORTS

     19. Will certificates be delivered to Participants for shares purchased?

     Certificates for shares purchased under the Plan will not automatically be delivered to Participants. The shares purchased for a Participant will be held by the Company and will be credited to the Participant's Plan Account and shown on the Participant's statement of account. This additional service protects against loss, theft or destruction of stock certificates.

     20. In whose name will accounts be maintained and certificates registered when issued?

     A Participant's Plan Account will be maintained in the name or names which appear on the Company's shareowner records and/or in the customer name which is shown on the Authorization Form.

     A certificate for shares, when delivered to a Participant, will be registered in the name or names in which the account is maintained. Upon written request, certificates can be registered and issued in names other than the account name, provided that the request bears the signature of the Participant or Participants and the signature or signatures are guaranteed by a brokerage firm or a financial institution that is a member of an eligible guarantor institution pursuant to Regulation Section 240.17 Ad-15 under the Exchange Act.

     21. What reports and other information will be sent to Participants?

     Each Participant will receive a Plan statement of account as soon as practicable following the end of each Investment Period. These statements provide a record of the cost of each Participant's purchases and should be retained for tax purposes. Each Participant will also receive copies of any amendments to the Plan and will receive the same communications as any other shareowner, including annual reports, quarterly reports, notices of annual meetings and proxy statements, and income tax information for reporting Dividends paid.

OTHER INFORMATION

     22. What happens when a Participant sells or transfers all of the shares registered in his/her name?

     If a Participant sells all shares of stock registered in his/her name, the Company will, unless otherwise instructed by the Participant, continue to reinvest the Dividends on the shares credited to his/her account under the Plan as long as there is a balance. However, at the discretion of the Company, any account holding less than one full share may be terminated. Payment for the fractional share will be the average of the reported high and low composite sales prices of the Company's Common Stock on the date payment is made and the Participant's Plan Account is closed.

     If a Participant transfers all shares of stock registered in his/her name into a new registration, the Company will not automatically transfer the Plan share balance to the new account. The Participant must contact the Company to request the transfer of Plan shares.

     23. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering?

     Any shares distributed by the Company as a stock dividend on shares (including fractional shares) credited to a Participant's Plan Account, or upon any split of such shares, will be credited to the account. Stock dividends or splits distributed on all other shares held by the Participant and registered in the Participant's own name will be mailed directly to the Participant.

     In a rights offering, the Company will receive rights attributable to whole shares credited to a Participant's Plan Account. The Company will promptly sell such rights on the open market, and each Participant's Plan Account will be proportionately credited with the net proceeds of the sale, which will be invested as an additional cash payment during the next Investment Period. If a Participant wishes to exercise these rights, he/she must request that certificates for Plan shares be issued in his/her name.

     A rights offering referred to in this Question 23 is not related to the Preferred Share Purchase Rights attached to the shares of Common Stock.

     24. How will a Participant's shares be voted at meetings of shareowners?

     Each Participant will receive a proxy card for whole shares credited to his/her Plan Account combined with those common shares held in certificate form. If the proxy is properly signed and marked for voting, the Company will vote the shares held in the Participant's Plan Account and any shares of Common Stock of record in accordance with the proxy for such shares.

     25. Can a Participant pledge shares credited to his/her Plan Account?

     No. Shares in a Participant's Plan Account may not be pledged or otherwise encumbered unless withdrawn from the account.

     26. What is the responsibility of the Company under the Plan?

     In administering the Plan, neither the Company nor the Broker nor any agent of either of them will be liable for any act done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate the Participant's Plan Account upon such Participant's death prior to the receipt of notice in writing of such death.

     Participants should recognize that neither the Company nor the Broker can assure them of a profit or protect them against a loss on shares purchased by them under the Plan.

     If a Participant is unwilling to abide by the rules and provisions as set forth in this Prospectus, the Company reserves the right to terminate his/her Participation.

     In order to comply with escheatment laws, the Company reserves the right to terminate Participation when a Participant becomes "lost" or can no longer be contacted by the Company. A certificate for whole shares in a "lost" Participant Plan Account will be issued and the fractional share, less commission, will be sold. The certificate and proceeds of the fractional share sale will be held by the Company until either delivery can be effected to the Participant or escheatment requirements must be met.

     27. Who interprets and regulates the Plan?

     The Board of Directors of the Company reserves the right to interpret and regulate the Plan.

     28. What provision is made for foreign Participants whose Dividends are subject to income tax withholding?

     In the case of those foreign Participants whose Dividends are subject to United States income tax withholding, the Company will apply the net amount of the Dividends to such foreign Participants, after the deduction of taxes, to the purchase of shares of Common Stock.

     Foreign Participants who elect to participate in the Plan through Optional Cash Payments only will continue to receive Dividends on shares registered in their names in the same manner as if they were not participating in the Plan. Optional Cash Payments received from them must be in United States currency and will be invested in the same manner as Optional Cash Payments from other Participants.

     29. What provision is made for Participants who have Federal Taxes withheld under the Interest and Dividend Tax Compliance Act of 1983 (P.L. 98-67) (relating to back up withholding)?

     In the case of those Participants whose Dividends are subject to back up withholding under the Interest and Dividend Tax Compliance Act of 1983, Regulations 35a.3406-1, 35a.3406-2, 35a.9999-2, 35a.9999-3, 35a.9999-4 and
35a.9999-5, the Company will apply the net amount of the Dividends to such Participants, after deduction of taxes, to the purchase of shares of Common Stock.

     30. May the Plan be changed or terminated?

     While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications or amendments to the Plan. Any such suspension, termination, modification or amendment will be announced to all shareowners, whether participating or not participating in the Plan. If the Plan should be terminated by the Company, any shares of Common Stock purchased under the Plan which have not been allocated to Participants' Plan Accounts at the termination date will be sold on the open market subject to any applicable requirements of law affecting the timing and manner of sale of such Common Stock.

                                    * * * *

                        FEDERAL INCOME TAX CONSEQUENCES

     The Federal income tax consequences to Participants are currently as follows:

     In the case of reinvested cash Dividends used to purchase shares on the open market and to pay brokerage commissions, a Participant will be treated for Federal income tax purposes as having received a distribution in an amount equal to the cash Dividends used to purchase the shares and to pay the commissions. The tax basis of the shares so purchased will be equal to the amount of such dividend distribution.

     In the case of reinvested cash Dividends used to purchase original issue stock, a Participant will be treated for Federal income tax purposes as having received a distribution in an amount equal to the fair market value on the dividend payment date of the shares credited to the account. The tax basis of the shares so purchased will be equal to the fair market value of such shares on the dividend payment date.

     A Participant who purchases shares with Optional Cash Payments will recognize no taxable income upon such purchases. The tax basis of shares so purchased will be the amount of the Optional Cash Payments.

     Form 1099-DIV, which will be sent by the Company to each Participant annually, will indicate the total amount of Dividends paid to the Participant.

     A Participant does not realize any taxable income when such Participant receives a certificate for whole shares credited to such Participant's account under the Plan, either upon a request for certificates for certain of these shares or upon termination of such Participant's participation or termination of the Plan by the Company. However, gain or loss will be realized by the Participant when whole shares are sold, either pursuant to the Participant's request to sell shares held in the Plan when such Participant terminates participation in the Plan or by such Participant after such termination. In addition, a Participant who receives, upon termination of Plan participation or termination of the Plan by the Company, a cash adjustment for a fraction of a share credited to such Participant will realize a gain or loss with respect to that fraction. The amount of any such gain or loss will be the difference between the amount which the Participant receives for the shares or the fractional share and the Participant's tax basis thereof.

     The above Federal income tax discussion is based on the Federal income tax law as in effect on the date hereof. Because tax consequences may differ among Participants in the Plan, each Participant is advised to consult his or her own tax advisor concerning the specific Federal, state and local tax questions relating to participation in the Plan.

                                USE OF PROCEEDS

     To the extent that shares are purchased directly from the Company, the net proceeds are expected to be used for the Company's ongoing construction program including, but not limited to, the rebuilding and expansion of certain hydroelectric facilities, for general corporate purposes, the possible purchase of electric utility assets and service territory, the retirement of maturing debt and the possible redemption or defeasance of certain debt or preferred stock presently outstanding. To the extent that the proceeds from the sale of the shares are not immediately so used, they may be temporarily invested in short-term discounted or interest-bearing obligations. Unless shares of Common Stock are purchased directly from the Company, the Company will receive no proceeds from the offering of Common Stock through the Plan. The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan, the prices at which such shares will be sold or the number of shares, if any, that will be purchased directly from the Company.

                                 LEGAL OPINIONS

     The validity of the Plan and legality of the Common Stock and the attached Preferred Share Purchase Rights issued thereunder will be passed upon for the Company by Reid & Priest LLP, New York, New York and by Robert W. Stahman, Vice President and General Counsel for the Company. Reid & Priest LLP will, for matters governed by the laws of Idaho, rely upon the opinion of Mr. Stahman.

     As of December 31, 1995, Mr. Stahman owned 12,313.652 shares of Company Common Stock. Mr. Stahman is acquiring additional shares of Common Stock at regular intervals through the Company Employee Stock Plans.

                                    EXPERTS

     The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, June 30, and September 30, 1995 and 1994, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports, included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                          DESCRIPTION OF COMMON STOCK

GENERAL

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $2.50 per share; 215,000 shares of 4% Preferred Stock, par value $100 per share; 150,000 shares of Serial Preferred Stock, par value $100 per share; and 3,000,000 shares of Serial Preferred Stock, without par value (the foregoing preferred stocks collectively referred to as the "Preferred Stocks"). The Preferred Stocks are issuable in series with such terms and conditions as the Board of Directors of the Company may determine and as are not inconsistent with the Restated Articles of Incorporation, as amended (the "Charter").

     The following is a summary of certain rights and privileges of the Common Stock of the Company. The statements and description hereinafter contained do not purport to be complete as they are intended only to outline such provisions in general terms. Reference is made to the provisions of the Charter and the By-laws (the "By-laws") of the Company and to the laws of the State of Idaho.

DIVIDEND RIGHTS

     Subject to the prior rights of the Preferred Stocks (which rank pari passu each with the other and which have cumulative rights), the Common Stock is entitled to such dividends as the Board of Directors may determine.

LIQUIDATION RIGHTS

     The Company's Preferred Stocks have preference over the Common Stock in any distribution of net assets upon involuntary liquidation, until the full par value (in the case of Preferred Stock having par value) or liquidation preference (in the case of Preferred Stock without par value) and any accumulated unpaid dividends shall have been paid. Upon voluntary liquidation, the Preferred Stocks have preference over the Common Stock in any distribution of net assets until the full par value (in the case of the 4% Preferred Stock) or the liquidation preference (in the case of the Serial Preferred Stock, $100 par value, and the Serial Preferred Stock, without par value) and any accumulated unpaid dividends shall have been paid.

VOTING RIGHTS

     Except as otherwise specified below, each share of the 4% Preferred Stock is entitled to 20 votes and the Serial Preferred Stock, $100 par value, and the Serial Preferred Stock, without par value, are entitled to those voting rights, if any, accorded by the Board of Directors. The currently issued and outstanding 7.68% Series, Serial Preferred Stock, $100 par value, is entitled to one vote per share. The currently issued and outstanding 8.375% Series, Serial Preferred Stock, without par value, the Flexible Auction Series A, Serial Preferred Stock, without par value, and the 7.07% Series, Serial Preferred Stock, without par value, were not given voting rights by the Board of Directors. The Common Stock has one vote per share.

     Shareowners do not have the right to cumulate votes in the election of directors.

     If dividends on the 4% Preferred Stock have been accumulated and unpaid in an amount equivalent to or exceeding four quarterly dividends, the holders thereof are entitled thereafter at each succeeding annual meeting of shareowners to elect the smallest number of directors necessary to constitute a majority of the Board of Directors, with the remaining directors (subject to the rights of the holders of the Serial Preferred Stock, without par value, specified below) to be elected as usual by the holders of shares of the voting stock of the Company without distinction as to class, until such accumulated and unpaid dividends shall have been eliminated.

     If dividends on the Serial Preferred Stock, without par value, shall have been accumulated and unpaid in an amount equivalent to or exceeding six quarterly dividends, the holders thereof are entitled thereafter at each succeeding annual meeting of shareowners at which a majority of such holders are represented to elect two directors from among those directors who would otherwise be elected by the holders of shares of the voting stock of the Company without distinction as to class, with the remaining directors (subject to the rights of the holders of the 4% Preferred Stock discussed in the preceding paragraph) to be elected as usual by the holders of shares of the voting stock of the Company without distinction as to class, until all such accumulated and unpaid dividends shall have been eliminated.

     Under the Charter and applicable Idaho statutes, the Preferred Stocks may also have special voting rights with respect to certain matters including, but not limited to, approving certain mergers, amending the terms of the Preferred Stocks, creating new stock ranking prior to or on a parity with the Preferred Stocks, or, under certain circumstances, issuing additional Preferred Stocks.

     Pursuant to the Charter and the By-laws, the Board of Directors is divided into three classes, each with, as nearly as possible, an equal number of directors serving staggered three-year terms. The Board may fix the number of directors within a range of nine to fifteen, and the size of the Board may be increased or decreased beyond these limits only by an amendment to the Charter. At a special meeting of shareowners called expressly for that purpose, directors may be removed from office by a two-thirds vote of shareowners entitled to vote where cause exists, and by a unanimous vote of shareowners entitled to vote where such cause does not exist. A special meeting of shareowners may be called only by the Chairman of the Board of Directors, the President, a majority of the Board of Directors, or the holders of not less than four-fifths of the shares entitled to vote at the meeting. The provisions of the Charter described in this paragraph, and the By-law provision dealing with the calling of special meetings, may be amended only by the affirmative vote of at least four-fifths of the total voting power of the Company, provided that such four-fifths vote shall not be required for an amendment recommended by two-thirds of the Continuing Directors (as defined in the Charter).

     The affirmative vote of 80% of the shareowners entitled to vote is required to effect certain mergers or other transactions involving a shareowner who is the direct or indirect beneficial holder of 10% or more of the Company's outstanding voting stock ("Business Combinations"). Any Business Combination will also require that certain "fair price" requirements set forth in the Charter be met. Neither the 80% shareowner vote nor "fair price" will be required for any Business Combination which has been approved by two-thirds of the Continuing Directors (as defined in the Charter). This provision of the Charter may be amended only by the affirmative vote of at least four-fifths of the total voting power of the Company. See "Description of Preferred Share Purchase Rights" below.

     Although the provisions of the Company's Charter and By-laws dealing with directors and Business Combinations are intended to encourage potential acquiring persons to negotiate with the Board of Directors and to provide for continuity and stability of management, the combination of these provisions may have an anti-takeover effect. By making it more time consuming for a substantial shareowner to gain control of the Board, such provisions render more difficult, and thus may discourage, a proxy contest or the assumption of control of the Company or the removal of the incumbent Board.

ISSUANCE OF PREFERRED STOCK

     So long as any shares of the 4% Preferred Stock shall remain outstanding, no shares of the 4% Preferred Stock, or of any class of stock having relative rights and preferences equal or superior to the relative rights and preferences of the 4% Preferred Stock, with respect to the payment of dividends or the distribution of assets in liquidation shall be issued without the affirmative vote of the holders of a majority of the then outstanding shares of the 4% Preferred Stock, unless the gross income of the Company for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding such issuance, determined in accordance with generally accepted accounting practices (but in any event after deducting all taxes and depreciation) shall equal or exceed one and one-half (1 1/2) (as a result of the waiver resolution effective as of May 1, 1991 until December 31, 2000) times the sum of the Company's annual interest and preferred dividend requirements, including the shares to be issued; provided that there shall be excluded from the foregoing computation interest charges on all indebtedness and dividends on all shares of the 4% Preferred Stock, or any other class of stock of the Company having relative rights and preferences equal or superior to the aforesaid relative rights and preferences of the 4% Preferred Stock, which are to be retired in connection with the issue of such additional shares; and provided further, that in any case where such additional shares of the 4% Preferred Stock, or any other class of stock on the Company having relative rights and preferences equal or superior to the aforesaid relative rights and preferences of the 4% Preferred Stock, are to be issued in connection with the acquisition of additional public utility property, the gross income of the property to be so acquired, computed on the same basis as the gross income of the Company, may be included on a pro forma basis in making the foregoing computation.

     So long as any shares of the Serial Preferred Stock, $100 par value, shall remain outstanding, no shares of the Serial Preferred Stock, $100 par value, or of any class of stock having relative rights and preferences equal or superior to the relative rights and preferences of the Serial Preferred Stock, $100 par value, with respect to the payment of dividends or the distribution of assets in liquidation shall be issued without the affirmative vote of the holders of a majority of the then outstanding shares of the Serial Preferred Stock, $100 par value, other than to refinance an equal par amount or stated value of shares of the Serial Preferred Stock, $100 par value, and any other class of stock having relative rights and preferences equal or superior to the aforesaid relative rights and preferences of the Serial Preferred Stock, $100 par value, unless the gross income of the Company for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding such issuance, determined in accordance with generally accepted accounting practices (but in any event after deducting all taxes and depreciation) shall equal or exceed one and one-half (1 1/2) times the sum of the Company's annual interest and preferred dividend requirements, including the shares to be issued; provided that there shall be excluded from the foregoing computation interest charges on all indebtedness and dividends on all shares of the Serial Preferred Stock, $100 par value, or any other class of stock of the Company having relative rights and preferences equal or superior to the aforesaid relative rights and preferences of the Serial Preferred Stock, $100 par value, which are to be retired in connection with the issue of such additional shares; and provided further, that in any case where such additional shares of the Serial Preferred Stock, $100 par value, or any other class of stock of the Company having relative rights and preferences equal or superior to the aforesaid relative rights and preferences of the Serial Preferred Stock, $100 par value, are to be issued in connection with the acquisition of additional public utility property, the gross income of the property to be so acquired, computed on the same basis as the gross income of the Company, may be included on a pro forma basis in making the foregoing computation.

OTHER PROVISIONS

     The Common Stock will not be liable for further calls or assessment, does not have any redemption, conversion, preemptive or subscription rights and will be listed on the New York and Pacific Stock Exchanges.

MISCELLANEOUS

     The Transfer Agents for the Company's Common Stock are Idaho Power Company, Boise, Idaho and The Bank of New York, New York.

     The Registrars for the Company's Common Stock are The Bank of New York, New York and First Security Bank of Idaho, N.A., Boise, Idaho.

DESCRIPTION OF PREFERRED SHARE PURCHASE RIGHTS

     The Company has adopted a shareowner rights plan pursuant to which holders of Common Stock outstanding on January 29, 1990 or issued thereafter have been granted one preferred share purchase right (a "Right") on each outstanding share of Common Stock of the Company. The description and terms of the Rights are set forth in a Rights Agreement, dated as of January 11, 1990 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, the Rights Agent appointed by the Company (The Bank of New York, successor Rights Agent). The statements and description hereinafter contained do not purport to be complete as they are intended only to outline such provisions in general terms. Capitalized terms used in the following description have the meanings set forth in the Rights Agreement.

     The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Company's Voting Shares since until such time the Rights may be redeemed as hereinafter described.

     Each Right, initially evidenced by and traded with the shares of Common Stock, entitles the shareowner to purchase one one-hundredth of a share of the A Series of the Company's Serial Preferred Stock, without par value, having the rights and preferences described in the Rights Agreement, at an exercise price of $85.00, subject to certain adjustments and subject to regulatory approval and the requirements for issuance described under the subheading "Issuance of Preferred Stock" above. Each whole share of the A Series, Serial Preferred Stock, without par value, entitles the holder thereof to 100 votes on all matters submitted to a vote of shareowners. The Rights will be exercisable only if a person or group acquires 20% or more of the Company's Voting Shares or announces a tender offer, the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Company's Voting Shares.

     If any person or group acquires 20% or more of the outstanding Voting Shares of the Company, each Right will entitle its holder (other than such person or members of such group), subject to regulatory approval, to purchase that number of shares of Common Stock and/or at the election of the Company one one-hundredths of a share of Serial Preferred Stock, without par value, having a market value of twice the Right's exercise price subject, in the case of Serial Preferred Stock, to the requirements for issuance described under the subheading "Issuance of Preferred Stock" above. In addition, after any person or group has acquired 20% or more of the outstanding Voting Shares of the Company, the Company may not consolidate or merge with, or sell 50% or more of its assets or earning power to, any person or group, or engage in certain "self-dealing" transactions with any person or group owning 20% or more of the outstanding Voting Shares of the Company, unless proper provision is made so that each Right would thereafter entitle its holder to purchase that number of the acquiring company's common shares having a market value at that time of twice the Right's then current exercise price.

     At any time after a person or group acquires more than 20% but less than 50% of the outstanding Voting Shares of the Company, the Board of Directors of the Company may, subject to any necessary regulatory approval, require each outstanding Right (other than Rights owned by such acquiring person, which will have become void) to be exchanged for one share of Common Stock or cash, securities or other assets having a value equal to the market value of one share of Common Stock.

     The Rights may be redeemed, at a redemption price of $.01 per Right, by the Board of Directors of the Company at any time until any person or group has acquired 20% or more of the Company's Voting Shares. Under certain circumstances, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors. The Rights will expire on January 11, 2000 unless earlier exercised or redeemed.

CERTAIN IDAHO STATUTORY PROVISIONS

     The Company is subject to the Idaho Control Share Acquisition Act (the "CSAA"), which is designed to protect minority shareowners in the event that a person acquires or proposes to acquire, directly or indirectly, by tender offer or otherwise, shares giving it at least 20%, at least 33 1/3%, or more than 50% of the voting power in the election of directors (such an acquisition, a "Control Share Acquisition"). The CSAA is applicable to a publicly held Idaho corporation which has at least 50 shareowners, such as the Company, unless a provision in its by-laws or articles of incorporation, adopted in accordance with the CSAA, makes an express election not to be subject to such chapter. There is no such provision in the Company's By-laws or Charter.

     Under the CSAA, a person acquiring a Control Share Acquisition is required to deliver to the corporation an information statement disclosing, among other things, the identity of the person, the terms of the acquisition or proposed acquisition, and the financing thereof. An acquiring person will not be able to vote those shares acquired in a Control Share Acquisition that exceed one of the cited thresholds (such shares, "Control Shares") unless a resolution approved by 66 2/3% of the voting power of all shares entitled to vote thereon (excluding shares with respect to which voting power can be exercised by the acquiring person or an officer or director of the corporation) approves of such voting power. At the request of the acquiring person, such a resolution must be put forth before shareowners at a special meeting held within 55 days after receipt of the information statement, provided that the acquiring person undertakes to pay the costs of such special meeting and has delivered to the corporation copies of definitive financing agreements with responsible entities for any required financing of the Control Share Acquisition. If an information statement has not been delivered to the corporation by the 10th day after a Control Share Acquisition, or the shareowners of the corporation have voted not to accord voting rights to the Control Shares, the corporation may redeem all (but not less than all) of the Control Shares at their fair market value. Shares that are not accorded voting rights pursuant to the CSAA regain their voting rights when acquired by another person in an acquisition that is not subject to the CSAA.

     The Company is also subject to the Idaho Business Combination Act (the "BCA"), which prohibits a corporation from engaging in certain business combinations with an "interested shareowner" for a period of three years after the date of the transaction in which the person became an interested shareowner, unless, among other things, (i) the corporation's by-laws or articles of incorporation include a provision that was adopted in accordance with the BCA and that expressly provides that the corporation is not subject to the statute (the Company has not made such an election), or (ii) a committee of the corporation's board of directors approves of the business combination or the acquisition of the shares before the date such shares were acquired. After the three year moratorium period, the corporation may not consummate a business combination unless, among other things, it is approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote (other than those beneficially owned by the interested shareowner or an affiliate or associate thereof) or the business combination meets certain minimum price and form of payment requirements. An interested shareowner is defined to include, with certain exceptions, any person who is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation. Business combinations subject to the BCA include certain mergers, consolidations, recapitalizations and reverse share splits.

     The application of the CSAA and the BCA may have the effect of delaying, deferring or preventing a change of control of the Company.

======================================================

              TABLE OF CONTENTS

                                        PAGE
                                        -----
Statement of Available Information....      2
Incorporation of Certain Documents by
  Reference...........................      2
The Company...........................      3
Summary of Major Plan Terms...........      3
The Plan..............................      4
  Definitions.........................      4
  Purpose and Advantages of the
     Plan.............................      5
  Eligibility.........................      5
  Administration and Agent............      6
  Procedure for
     Enrolling -- Authorization
     Form.............................      6
  Purchase Prices -- Investment
     Period -- Source of Shares.......      8
  Withdrawing Shares -- Terminating
     Participation....................      9
  Certificates for
     Shares -- Account -- Reports.....     10
  Other Information...................     11
Federal Income Tax Consequences.......     13
Use of Proceeds.......................     14
Legal Opinions........................     14
Experts...............................     14
Description of Common Stock...........     15

======================================================

================================================================================

                                  IDAHO POWER
                                    COMPANY

                            ------------------------

                             DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN

                            ------------------------

                                  COMMON STOCK

                               ($2.50 PAR VALUE)

                          ---------------------------
                                   PROSPECTUS
                          ---------------------------

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

        Registration fees..................................................  $15,388
        Accountants' fees..................................................    2,000
        Printing costs*....................................................    4,000
        Legal fees*........................................................   15,000
        Stock Exchange listing fees*.......................................   10,000
        Blue Sky fees and expenses*........................................    2,500
        Other*.............................................................    7,112
                                                                             -------
                  Total....................................................  $56,000

---------------
*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 30-1-5 of the Idaho Business Corporation Act and Section 6 of the By-laws of the Company provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is therefore unenforceable.

     The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers. The premium, payable solely by the Company, is not separately allocable to the sale of the securities registered hereby.

ITEM 16.  EXHIBITS.

   EXHIBIT        FILE NUMBER    AS EXHIBIT
--------------  ---------------  ----------
*4(a)           33-00440         4(a)(xiii)     -- Restated Articles of Incorporation of the
                                                   Company as filed with the Secretary of State of
                                                   Idaho on June 30, 1989.
*4(a)(i)        33-65720         4(a)(i)        -- Statement of Resolution Establishing Terms of
                                                   8.375% Serial Preferred Stock, Without Par Value
                                                   (cumulative stated value of $100 per share), as
                                                   filed with the Secretary of State of Idaho on
                                                   September 23, 1991.
*4(a)(ii)       33-65720         4(a)(ii)       -- Statement of Resolution Establishing Terms of
                                                   Flexible Auction Series A, Serial Preferred
                                                   Stock, Without Par Value (cumulative stated
                                                   value of $100,000 per share), as filed with the
                                                   Secretary of State of Idaho on November 5, 1991.
*4(a)(iii)      33-65720         4(a)(iii)      -- Statement of Resolution Establishing Terms of
                                                   7.07% Serial Preferred Stock, Without Par Value
                                                   (cumulative stated value of $100 per share), as
                                                   filed with the Secretary of State of Idaho on
                                                   June 30, 1993.
*4(b)           33-41166         4(b)           -- Waiver resolution to Restated Articles of
                                                   Incorporation adopted by Shareowners on May 1,
                                                   1991.
*4(c)           33-00440         4(a)(xiv)      -- By-laws of the Company amended on June 30, 1989
                                                   and presently in effect.

   EXHIBIT      FILE NUMBER      AS EXHIBIT
   -------      -----------      ----------
*4(d)(i)        2-3413           B-2            -- Mortgage and Deed of Trust, dated as of October
                                                   1, 1937, between the Company and Bankers Trust
                                                   Company and R. G. Page, as Trustees.

*4(d)(ii)                                       -- Supplemental Indentures to Mortgage and Deed of
                                                   Trust:

                                                    NUMBER              DATED
                                                    ------              -----
                1-MD             B-2-a             First            July 1, 1939

                2-5395           7-a-3             Second           November 15, 1943

                2-7237           7-a-4             Third            February 1, 1947

                2-7502           7-a-5             Fourth           May 1, 1948

                2-8398           7-a-6             Fifth            November 1, 1949

                2-8973           7-a-7             Sixth            October 1, 1951

                2-12941          2-C-8             Seventh          January 1, 1957

                2-13688          4-J               Eighth           July 15, 1957

                2-13689          4-K               Ninth            November 15, 1957

                2-14245          4-L               Tenth            April 1, 1958

                2-14366          2-L               Eleventh         October 15, 1958

                2-14935          4-N               Twelfth          May 15, 1959

                2-18976          4-O               Thirteenth       November 15, 1960

                2-18977          4-Q               Fourteenth       November 1, 1961

                2-22988          4-B-16            Fifteenth        September 15, 1964

                2-24578          4-B-17            Sixteenth        April 1, 1966

                2-25479          4-B-18            Seventeenth      October 1, 1966

                2-45260          2(c)              Eighteenth       September 1, 1972

                2-49854          2(c)              Nineteenth       January 15, 1974

                2-51722          2(c)(i)           Twentieth        August 1, 1974

                2-51722          2(c)(ii)          Twenty-first     October 15, 1974

                2-57374          2(c)              Twenty-second    November 15, 1976

                2-62035          2(c)              Twenty-third     August 15, 1978

                33-34222         4(d)(iii)         Twenty-fourth    September 1, 1979

                33-34222         4(d)(iv)          Twenty-fifth     November 1, 1981

                33-34222         4(d)(v)           Twenty-sixth     May 1, 1982

                33-34222         4(d)(vi)          Twenty-seventh   May 1, 1986

                33-00440         4(c)(iv)          Twenty-eighth    June 30, 1989

                33-34222         4(d)(vii)         Twenty-ninth     January 1, 1990

                33-65720         4(d)(iii)         Thirtieth        January 1, 1991

                33-65720         4(d)(iv)          Thirty-first     August 15, 1991

                33-65720         4(d)(v)           Thirty-second    March 15, 1992

                33-65720         4(d)(vi)          Thirty-third     April 1, 1993

                1-3198           4                 Thirty-fourth    December 1, 1993
                Form 8-K
                Dated 12/17/93

   EXHIBIT        FILE NUMBER    AS EXHIBIT
--------------  ---------------  ----------
*4(e)           33-65720         4(e)           -- Rights Agreement, dated January 11, 1990,
                                                   between the Company and First Chicago Trust
                                                   Company of New York, as Rights Agent (The Bank
                                                   of New York, successor Rights Agent).
*4(f)           33-65720         4(f)           -- Agreement to furnish certain debt instruments.
 5(a)                                           -- Opinion and Consent of Robert W. Stahman.
 5(b) and 8                                     -- Opinion and Consent of Reid & Priest LLP.
 15                                             -- Letter from Deloitte & Touche LLP regarding
                                                   unaudited interim financial information.
 23                                             -- Consent of Deloitte & Touche LLP.
 24                                             -- Power of Attorney (contained on signature page).

---------------
*Previously Filed and Incorporated Herein by Reference.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes any agent for service named in this registration statement to execute in the name of each such person, and to file with the Commission, any and all amendments, including post-effective amendments, to the registration statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the registration statement and the issuer hereby confers like authority to sign and file in its behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boise, and State of Idaho, on the 9th day of January, 1996.

                                                   IDAHO POWER COMPANY

                                          By     /s/  JOSEPH W. MARSHALL
                                            ------------------------------------
                                                     Joseph W. Marshall
                                                   Chairman of the Board
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                TITLE                         DATE
-------------------------------------    ----------------------------------    ----------------

         /s/  JOSEPH W. MARSHALL          Chairman of the Board and Chief      January 9, 1996
-------------------------------------            Executive Officer
        (Joseph W. Marshall)

           /s/  LARRY R. GUNNOE          President, Chief Operating Officer    January 9, 1996
-------------------------------------               and Director
          (Larry R. Gunnoe)

            /s/  J. LAMONT KEEN               Vice President and Chief         January 9, 1996
-------------------------------------       Financial Officer (Principal
          (J. LaMont Keen)                       Financial Officer)

       /s/  HAROLD J. HOCHHALTER          Controller (Principal Accounting     January 9, 1996
-------------------------------------                 Officer)
       (Harold J. Hochhalter)

         /s/  ROBERT D. BOLINDER                      Director                 January 9, 1996
-------------------------------------
        (Robert D. Bolinder)

          /s/  ROGER L. BREEZLEY                      Director                 January 9, 1996
-------------------------------------
         (Roger L. Breezley)

              SIGNATURE                                TITLE                         DATE
-------------------------------------    ----------------------------------    ----------------
          /s/  JOHN B. CARLEY                         Director                 January 9, 1996
-------------------------------------
          (John B. Carley)

       /s/  PETER T. JOHNSON                          Director                 January 9, 1996
-------------------------------------
         (Peter T. Johnson)

         /s/  JACK K. LEMLEY                          Director                 January 9, 1996
-------------------------------------
          (Jack K. Lemley)

        /s/  EVELYN LOVELESS                          Director                 January 9, 1996
-------------------------------------
          (Evelyn Loveless)

         /s/  JON H. MILLER                           Director                 January 9, 1996
-------------------------------------
           (Jon H. Miller)

        /s/  PETER S. O'NEILL                         Director                 January 9, 1996
-------------------------------------
         (Peter S. O'Neill)

          /s/  GENE C. ROSE                           Director                 January 9, 1996
-------------------------------------
           (Gene C. Rose)

          /s/  PHIL SOULEN                            Director                 January 9, 1996
-------------------------------------
            (Phil Soulen)

                                 EXHIBIT INDEX


   EXHIBIT      FILE NUMBER      AS EXHIBIT
   -------      -----------      ----------
*4(a)           33-00440         4(a)(xiii)     -- Restated Articles of Incorporation of the
                                                   Company as filed with the Secretary of State of
                                                   Idaho on June 30, 1989.

*4(a)(i)        33-65720         4(a)(i)        -- Statement of Resolution Establishing Terms of
                                                   8.375% Serial Preferred Stock, Without Par Value
                                                   (cumulative stated value of $100 per share), as
                                                   filed with the Secretary of State of Idaho on
                                                   September 23, 1991.

*4(a)(ii)       33-65720         4(a)(ii)       -- Statement of Resolution Establishing Terms of
                                                   Flexible Auction Series A, Serial Preferred
                                                   Stock, Without Par Value (cumulative stated
                                                   value of $100,000 per share), as filed with the
                                                   Secretary of State of Idaho on November 5, 1991.

*4(a)(iii)      33-65720         4(a)(iii)      -- Statement of Resolution Establishing Terms of
                                                   7.07% Serial Preferred Stock, Without Par Value
                                                   (cumulative stated value of $100 per share), as
                                                   filed with the Secretary of State of Idaho on
                                                   June 30, 1993.

*4(b)           33-41166         4(b)           -- Waiver resolution to Restated Articles of
                                                   Incorporation adopted by Shareowners on May 1,
                                                   1991.

*4(c)           33-00440         4(a)(xiv)      -- By-laws of the Company amended on June 30, 1989
                                                   and presently in effect.

   EXHIBIT      FILE NUMBER      AS EXHIBIT
   -------      -----------      ----------
*4(d)(i)        2-3413           B-2            -- Mortgage and Deed of Trust, dated as of October
                                                   1, 1937, between the Company and Bankers Trust
                                                   Company and R. G. Page, as Trustees.

*4(d)(ii)                                       -- Supplemental Indentures to Mortgage and Deed of
                                                   Trust:

                                                    NUMBER              DATED
                                                    ------              -----
                1-MD             B-2-a             First            July 1, 1939

                2-5395           7-a-3             Second           November 15, 1943

                2-7237           7-a-4             Third            February 1, 1947

                2-7502           7-a-5             Fourth           May 1, 1948

                2-8398           7-a-6             Fifth            November 1, 1949

                2-8973           7-a-7             Sixth            October 1, 1951

                2-12941          2-C-8             Seventh          January 1, 1957

                2-13688          4-J               Eighth           July 15, 1957

                2-13689          4-K               Ninth            November 15, 1957

                2-14245          4-L               Tenth            April 1, 1958

                2-14366          2-L               Eleventh         October 15, 1958

                2-14935          4-N               Twelfth          May 15, 1959

                2-18976          4-O               Thirteenth       November 15, 1960

                2-18977          4-Q               Fourteenth       November 1, 1961

                2-22988          4-B-16            Fifteenth        September 15, 1964

                2-24578          4-B-17            Sixteenth        April 1, 1966

                2-25479          4-B-18            Seventeenth      October 1, 1966

                2-45260          2(c)              Eighteenth       September 1, 1972

                2-49854          2(c)              Nineteenth       January 15, 1974

                2-51722          2(c)(i)           Twentieth        August 1, 1974

                2-51722          2(c)(ii)          Twenty-first     October 15, 1974

                2-57374          2(c)              Twenty-second    November 15, 1976

                2-62035          2(c)              Twenty-third     August 15, 1978

                33-34222         4(d)(iii)         Twenty-fourth    September 1, 1979

                33-34222         4(d)(iv)          Twenty-fifth     November 1, 1981

                33-34222         4(d)(v)           Twenty-sixth     May 1, 1982

                33-34222         4(d)(vi)          Twenty-seventh   May 1, 1986

                33-00440         4(c)(iv)          Twenty-eighth    June 30, 1989

                33-34222         4(d)(vii)         Twenty-ninth     January 1, 1990

                33-65720         4(d)(iii)         Thirtieth        January 1, 1991

                33-65720         4(d)(iv)          Thirty-first     August 15, 1991

                33-65720         4(d)(v)           Thirty-second    March 15, 1992

                33-65720         4(d)(vi)          Thirty-third     April 1, 1993

                1-3198           4                 Thirty-fourth    December 1, 1993
                Form 8-K
                Dated 12/17/93

   EXHIBIT      FILE NUMBER      AS EXHIBIT
   -------      -----------      ----------
*4(e)           33-65720         4(e)           -- Rights Agreement, dated January 11, 1990,
                                                   between the Company and First Chicago Trust
                                                   Company of New York, as Rights Agent (The Bank
                                                   of New York, successor Rights Agent).

*4(f)           33-65720         4(f)           -- Agreement to furnish certain debt instruments.

 5(a)                                           -- Opinion and Consent of Robert W Stahman.

 5(b) and 8                                     -- Opinion and Consent of Reid & Priest LLP.

 15                                             -- Letter from Deloitte & Touche LLP regarding
                                                   unaudited interim financial information.

 23                                             -- Consent of Deloitte & Touche LLP.

 24                                             -- Power of Attorney (contained on signature page).

---------------
*Previously Filed and Incorporated Herein by Reference.